EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

In connection with the Annual Report on Form 10-KSB for the period ended December 31, 2006 (the “Form 10-KSB”) of Botetourt Bankshares, Inc. (the “Company”), we, H. Watts Steger, III, Chief Executive Officer and Michelle A. Alexander, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)	the Form 10-KSB fully complies with the requirements of Section 13a of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-KSB.

By:	/s/ H. Watts Steger, III	Date: March 29, 2007
H. Watts Steger, III
Chief Executive Officer

/s/ Michelle A. Alexander
Michelle A. Alexander
Chief Financial Officer